UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

     Date of report (Date of earliest event reported) December 22, 2006

Neutron Enterprises, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	005-80243	98-0338100

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

450 Matheson Blvd. East, Unit 67
Mississauga, Ontario, Canada	L4Z 1R5

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (905) 238-0059

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

     The information provided in Item 3.02 under the caption “Private Offering” is hereby incorporated by reference.

Section 3 – Securities And Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

Private Offering

     On December 22, 2006, Neutron Enterprises, Inc. (the “Company”, “we” or “us”) sold 1,550,000 units at a price of $2.00 per unit for gross cash proceeds of $3,100,000, consisting of 1,550,000 shares of common stock, $0.001 par value per share, and warrants to purchase an additional 775,000 shares of common stock. Each unit consists of one (1) share of the Company’s common stock and a warrant to purchase one-half (1/2) share of the Company’s common stock at a purchase price of $2.50 per share. The foregoing securities were issued pursuant to an offering (the “Private Offering”) solely to accredited investors of up to 4,000,000 units consisting of 4,000,000 shares of common stock and warrants to purchase 2,000,000 shares of common stock. The warrants are immediately exercisable and have a term of two years.

     Under the terms of the Private Offering, the exercise price and the number of shares issuable upon exercise of the warrant will be adjusted for stock splits, combinations, recapitalization and stock dividends. In the event of a consolidation or merger in which the Company is not the surviving corporation, lawful provision shall be made so that upon exercise of the warrant the holder shall be entitled to receive the number of shares of stock or other securities or property of the successor entity that such holder would have been entitled to receive if the warrant had been exercised immediately prior to such transaction, and the surviving corporation shall assume the obligations and liabilities of the warrant, subject to modifications as the board of directors in good faith deems appropriate.

     We incurred transaction based fees of $155,000 (equal to 5% of the purchase price of the units) together with warrants to purchase 124,000 shares of common stock (equal to 8% of the number of units subscribed for) at an exercise price of $2.50 per share. This warrant is identical to the terms of the warrants issued to investors in the Private Offering, except that it contains a cashless exercise provision.

     The units were sold in a private placement transaction solely to a limited number of accredited investors resident outside of the United States, pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), without engaging in any advertising or general solicitation of any kind.

     As of December 22, we have sold an aggregate of 2,150,000 units for aggregate gross cash proceeds of $4,300,000 in the Private Offering which is continuing.

     The descriptions of the subscription agreement and the warrants set forth above are qualified in their entirety by reference to a copies of such agreements filed as exhibits to this report or incorporated herein by reference.

Issuance of Consultant Warrant

     On December 22, 2006, we issued to Investa Solutions a warrant to purchase up to 750,000 shares of our common stock (the “Consultant Warrant”). The Consultant Warrant has an exercise price of $2.50 per share and terminates two years after the date of grant. The Consultant Warrant vests in accordance with the following schedule: (i) warrant to purchase 250,000 shares vest when the closing price of our common stock equals or exceeds $2.50 per share for a period of ten consecutive trading days; (ii) warrant to purchase 250,000 shares vest when the closing price of our common stock equals or exceeds $3.75 per share for a period of ten consecutive trading days; and (iii) warrant to purchase 250,000 shares vest when the closing price of our common stock equals or exceeds $5.75 per share for a period of ten consecutive trading days.

     The foregoing securities were issued in a private placement transaction to one accredited investor pursuant to the exemption from registration provided by Section 4(2) of the Securities Act, without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

10.1	Form of Subscription Agreement by and between the Company and Purchasers of Units consisting of Common Stock and Warrants

10.2	Form of Warrant issued to Purchasers of Units in the Unit Offering consisting of Common Stock and Warrants (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed November 9, 2006)

10.3	Form of Warrant issued to Alliance Investment Management Inc. in the unit offering consisting of Common Stock and Warrants (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed November 9, 2006)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neutron Enterprises, Inc.

Date: December 22, 2006	By:	/s/ Ciaran Griffin
Ciaran Griffin
Chief Financial Officer